                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------

          This EMPLOYMENT AGREEMENT is made as of the 28th day of January, 2002 (the "Effective Date"), by and between Kindred Healthcare Operating, Inc., a Delaware corporation (the "Company"), and Paul J. Diaz (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Executive is employed by the Company, a wholly-owned subsidiary of Kindred Healthcare, Inc. ("Parent"), and the parties hereto desire to provide for the terms of Executive's employment by the Company; and

          WHEREAS, the Company has determined that it is in the best interests of the Company to enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and intending to be legally bound hereby, the Company and Executive agree as follows:

          1. Employment. The Company hereby agrees to employ Executive and
             ----------
Executive hereby agrees to be employed by the Company on the terms and conditions herein set forth. The initial term of this Agreement shall be for a one-year period commencing on the Effective Date. The term shall be automatically extended by one additional day for each day beyond the Effective Date that the Executive remains employed by the Company until such time as the Company elects to cease such extension by giving written notice of such election to the Executive (the "Term"). In such event, the Agreement shall terminate on the first anniversary of the effective date of such election notice.

          2. Duties. Executive is engaged by the Company as its President and
             ------
Chief Operating Officer. The Executive will have the same titles with the Parent.

          3. Extent of Services. Executive, subject to the direction and control
             ------------------
of the Board of Directors (the "Board"), shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder. During the Term, Executive shall devote his entire working time, attention, labor, skill and energies to the business of the Company, and shall not, without the consent of the Company, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding the foregoing, it shall not be a breach or violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, or (ii) manage personal investments, so long as such activities do not reasonably interfere with or reasonably detract from the performance of the Executive's responsibilities to the Company in accordance with this Agreement.

          4. Compensation. As compensation for services hereunder rendered,
             ------------
Executive shall receive during the Term:

          (a) A base salary ("Base Salary") of Six Hundred Thousand Dollars ($600,000) per year payable in equal installments in accordance with the Company's normal payroll procedures. Executive may receive increases in his Base Salary from time to time, as approved by the Board.

          (b) In addition to Base Salary, Executive will be eligible to receive bonuses and other incentive compensation as the Board may approve from time to time, including participation in the Company's annual incentive bonus plan and its long-term incentive plan. For purposes of calculating awards under the annual incentive bonus plan and the long-term incentive plan only, Executive's initial hire date shall be deemed to be January 1, 2002. For purposes of computing Executive's bonuses in 2002, Executive shall be eligible (i) to earn a target bonus of 60% and a maximum bonus of 75% under the Company's annual incentive program based on goals established by the executive compensation committee of the Board of Directors; and (ii) to earn a bonus up to 90% of Base Salary under the Company's long-term incentive plan.

          5. Benefits.
             --------

          (a) Executive shall be entitled to participate in any and all pension benefit, welfare benefit (including, without limitation, medical, dental, disability and group life insurance coverages) and fringe benefit plans from time to time in effect for officers of the Company and its affiliates following the Company's standard waiting periods, if any.

          (b) On the Effective Date, the Executive shall be granted 100,000 options to purchase common stock of the Parent pursuant to the Kindred Healthcare, Inc. 2001 Stock Option Plan (the "Plan"). Executive shall be eligible for additional grants of options under the Plan, any successor Plan thereto, in such amounts and subject to such terms and conditions as determined by the Board of Directors or Committee of the Board appointed under the Plan. Executive shall also be entitled to participate in other bonus, stock option, or other incentive compensation plans of the Company and its affiliates in effect from time to time for officers of the Company.

          (c) Executive shall be entitled to four weeks of paid vacation each year. The Executive shall schedule the timing of such vacations in a reasonable manner.

     The Executive may also be entitled to such other leave, with or without compensation, as shall be mutually agreed by the Company and Executive.

          (d) Executive may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel and similar items. The Company shall reimburse Executive for all such reasonable expenses in accordance with the Company's reimbursement policies and procedures.

          (e) The Company shall reimburse all reasonable travel and relocation expenses incurred by Executive in accordance with the Company's standard relocation policy. Until July 28, 2002, the Company will reimburse Executive for all reasonable travel and living expenses incurred by Executive. Any reimbursements under this Section 5(e) upon which Executive is subject to tax shall be "grossed up" to cover all federal and state taxes so that Executive retains an after-tax amount equal to his reimbursable expenses.

          (f) If Executive is not promoted to the Chief Executive Officer of the Company and the Parent on or before the second anniversary of the Effective Date, Executive shall be credited immediately with an additional two years of vesting of all outstanding stock option awards, such vesting shall be in addition to any accelerated vesting which may occur under this Agreement or otherwise.

          (g) While this Agreement is in effect, the Company shall provide the Executive with (i) director's and officer's liability insurance coverage;
     (ii) life insurance for which the Executive may designate the beneficiary or beneficiaries; and (iii) long-term disability insurance, consistent with the benefits provided to the Company's executive officers.

          6. Termination of Employment.
             -------------------------

          (a) Death or Disability. Executive's employment shall terminate
              -------------------
     automatically upon Executive's death during the Term. If the Company determines in good faith that the Disability of Executive has occurred during the Term (pursuant to the definition of Disability set forth below) it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean Executive shall be unable, or fail, to perform the essential functions of his position with or without reasonable accommodation, for any period of 150 days or more.

          (b) Cause. The Company may terminate Executive's employment during the
              -----
     Term for Cause. For purposes of this Agreement, "Cause" shall mean the Executive's (i) conviction of or plea of nolo contendere to a crime
                                              ---- ----------
     involving moral turpitude; or (ii) willful and material breach by Executive of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company and its affiliates, but with respect to (ii) only if the Board adopts a resolution by a vote of at least 75% of its members so finding after giving the Executive and his attorney an opportunity to be heard by the Board. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

          (c) Good Reason. Executive's employment may be terminated by Executive
              -----------
     for Good Reason. "Good Reason" shall exist upon the occurrence, without Executive's express written consent, of any of the following events:

               (i) the Company shall assign to Executive duties of a substantially nonexecutive or nonmanagerial nature;

               (ii) an adverse change in Executive's status or position as an executive officer of the Company, including, without limitation, an adverse change in Executive's status or position as a result of a diminution in Executive's duties and responsibilities (other than any such change directly attributable to the fact that the Company is no longer publicly owned);

               (iii) the Company shall (A) materially reduce the Base Salary or bonus opportunity of Executive, or (B) materially reduce his benefits and perquisites (other than pursuant to a uniform reduction applicable to all similarly situated executives of the Company);

               (iv) the Company shall require Executive to relocate Executive's principal business office more than 30 miles from its location on the Effective Date; or

               (v) the failure of the Company to obtain the assumption of this Agreement as contemplated by Section 9(c).

     For purposes of this Agreement, "Good Reason" shall not exist until after Executive has given the Company notice of the applicable event within 90 days of such event and which is not remedied within 30 days after receipt of written notice from Executive specifically delineating such claimed event and setting forth

     Executive's intention to terminate employment if not remedied; provided,
                                                                    --------
     that if the specified event cannot reasonably be remedied within such 30-day period and the Company commences reasonable steps within such 30-day period to remedy such event and diligently continues such steps thereafter until a remedy is effected, such event shall not constitute "Good Reason" provided that such event is remedied within 60 days after receipt of such written notice.

          (d) Notice of Termination. Any termination by the Company for Cause,
              ---------------------
     or by Executive for Good Reason, shall be communicated by Notice of Termination given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon,
     (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the intended termination date (which date, in the case of a termination for Good Reason, shall be not more than thirty days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

          (e) Date of Termination. "Date of Termination" means (i) if
              -------------------
     Executive's employment is terminated by the Company for Cause, or by Executive for Good Reason, the later of the date specified in the Notice of Termination or the date that is one day after the last day of any applicable cure period, (ii) if Executive's employment is terminated by the Company other than for Cause or Disability, or Executive resigns without Good Reason, the Date of Termination shall be the date on which the Company or Executive notified Executive or the Company, respectively, of such termination and (iii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

          7. Obligations of the Company Upon Termination. Following any
             -------------------------------------------
termination of Executive's employment hereunder, the Company shall pay Executive his Base Salary through the Date of Termination and any amounts owed to Executive pursuant to the terms and conditions of the benefit plans and programs of the Company at the time such payments are due. In addition, subject to Executive's execution of a general release of claims in a form substantially similar to Exhibit A, Executive shall be entitled to the following additional payments:

          (a) Death or Disability. If, during the Term, Executive's employment
              -------------------
     shall terminate by reason of Executive's death or Disability, the Company shall pay to

     Executive (or his designated beneficiary or estate, as the case may be) the prorated portion of any Target Bonus (as defined below) Executive would have received for the year of termination of employment. Such amount shall be paid within 30 days of the date when such amounts would otherwise have been payable to the Executive if Executive's employment had not terminated.

          (b) Good Reason; Other than for Cause. If, during the Term, the
              ---------------------------------
     Company shall terminate Executive's employment other than for Cause (but not for Disability), or the Executive shall terminate his employment for Good Reason:

               (1) Within 14 days of Executive's Date of Termination, the Company shall pay to Executive (i) the prorated portion of the Target Bonus for Executive for the year in which the Date of Termination occurs, and (ii) an amount equal to two times the sum of the Executive's Base Salary and Target Bonus as of the Date of Termination.

          For purposes of this Agreement: "Target Bonus" shall mean the full amount of the targeted annual incentive bonus that would be payable to the Executive, assuming the targeted performance criteria on which such annual incentive bonus is based were deemed to be satisfied, in respect of services for the calendar year in which the date in question occurs.

               (2) For a period of two years following the Date of Termination, the Executive shall be treated as if he had continued to be an Executive for all purposes under the Parent's Health Insurance Plan and Dental Insurance Plan; or if the Executive is prohibited from participating in such plan, the Company or Parent shall otherwise provide such benefits. Following this continuation period, the Executive shall be entitled to receive continuation coverage under
          Part 6 of Title I or ERISA ("COBRA Benefits") treating the end of this period as a termination of the Executive's employment if allowed by law.

               (3) For a period of two years following the Date of Termination, Parent shall maintain in force, at its expense, the Executive's life insurance in effect under the Parent's Voluntary Life Insurance Benefit Plan as of the Date of Termination.

               (4) For a period of two years following the Date of Termination, the Company or Parent shall provide short-term and long-term disability insurance benefits to Executive equivalent to the coverage that the Executive would have had if he had remained employed under the disability insurance plans applicable to Executive on the Date of Termination. Should Executive become disabled during such period,

          Executive shall be entitled to receive such benefits, and for such duration, as the applicable plan provides.

               (5) To the extent not already vested pursuant to the terms of such plan, the Executive's interests under the Parent's Retirement Savings Plan shall be automatically fully (i.e., 100%) vested, without regard to otherwise applicable percentages for the vesting of employer matching contributions based upon the Executive's years of service with the Company.

               (6) Parent may adopt such amendments to its executive benefit plans, if any, as are necessary to effectuate the provisions of this Agreement.

               (7) Executive shall be entitled to an additional two years of vesting for purposes of all outstanding stock option awards and restricted stock awards and other similar equity compensation awards. Executive will have an additional two years following the Date of Termination in which to exercise any stock options but not to exceed the lives of such options.

               (8) Following the Executive's Date of Termination, the Executive shall receive the computer which Executive is utilizing as of the Date of Termination.

          (c) Cause; Other than for Good Reason. If Executive's employment shall
              ---------------------------------
     be terminated for Cause or Executive terminates employment without Good Reason (and other than due to such Executive's death) during the Term, this Agreement shall terminate without further additional obligations to Executive except as otherwise provided under this Agreement or under any of the Company's benefit plans and programs.

          (d) Death after Termination. In the event of the death of Executive
              -----------------------
     during the period Executive is receiving payments pursuant to this Agreement, Executive's designated beneficiary shall be entitled to receive the balance of the payments; or in the event of no designated beneficiary, the remaining payments shall be made to Executive's estate.

          (e) If the Company is unable to provide the Executive with any benefits required hereunder by reason of the termination of the Executive's employment pursuant to this Section 7, then the Company shall pay the Executive cash equal to the value of the benefit that otherwise would have accrued for the Executive's benefit under the plan, for the period during which such benefits could not be provided under the plans, said cash payments to be made within 45 days after the end of the year for which such contributions would have been made or would have accrued.

          8. Disputes. Any dispute or controversy arising under, out of, or in
             --------
connection with this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the City of Louisville, Kentucky, in accordance with the National Employment Arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. The Company shall pay all costs of the arbitration and all reasonable attorneys' and accountants' fees of the Executive in connection therewith, including any litigation to enforce any arbitration award.

          9. Successors.
             ----------

          (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which Executive's services are principally performed, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          10. Other Severance Benefits. Executive hereby agrees that in
              ------------------------
consideration for the payments to be received under paragraph 7(b) of this Agreement, Executive waives any and all rights to any payments or benefits under any severance plans or arrangements of the Company or their respective affiliates that specifically provide for severance payments, other than the Change in Control Severance Agreement between the Company and Executive dated January 28, 2002 (the "Change in Control Severance Agreement"); provided that
                                                                --------
any payments otherwise payable to Executive under paragraph 7(b) shall be offset by any payments payable under the Change in Control Severance Agreement.

          11. Withholding. All payments to be made to Executive hereunder will
              -----------
be subject to all applicable required withholding of taxes.

          12. No Mitigation. Executive shall have no duty to mitigate his
              -------------
damages by seeking other employment and, should Executive actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such compensation. Further, the Company's and Parent's obligations to make any payments hereunder shall not be subject to or affected by any setoff, counterclaims or defenses which the Company or Parent may have against Executive or others.

          13. Notices. Any notice required or permitted to be given under this
              -------
Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent by telephone facsimile transmission, personal or overnight couriers, or registered mail with confirmation or receipt, addressed as follows:

          If to Executive:
          ---------------
          Paul J. Diaz

          If to Company:
          -------------
          Kindred Healthcare Operating, Inc.
          680 South Fourth Avenue
          Louisville, KY  40202
          Attn: General Counsel

          14. Waiver of Breach and Severability. The waiver by either party of a
              ---------------------------------
breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

          15. Entire Agreement; Amendment. This instrument, the
              ---------------------------
Change-in-Control Severance Agreement and the Non-Qualified Stock Option Grant Agreement dated January 28, 2002 contain the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Executive and such officer of the Company specifically designated by the Board.

          16. Governing Law. This Agreement shall be construed in accordance
              -------------
with and governed by the laws of the State of Delaware.

          17. Headings. The headings in this Agreement are for convenience only
              --------
and shall not be used to interpret or construe its provisions.

          18. Counterparts. This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          19. Indemnification. The Company shall indemnify, defend and hold the
              ---------------
Employee harmless from and against any liability, damages, costs and expenses (including attorneys' fees) in connection with any claim, cause of action, investigation, litigation or proceeding involving him by reason of his having been an officer, director, employee or agent of the Company, except to the extent it is judicially determined that the Employee was guilty of gross negligence or willful misconduct in connection with the matter giving rise to the claim for indemnification. This indemnification shall be in addition to and shall not be substituted for any other indemnification or similar agreement or arrangement which may be in effect between the Employee and the Company or may otherwise exist. The Company also agrees to maintain adequate directors and officers liability insurance, if applicable, for the benefit of Employee for the term of this Agreement and for five years thereafter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  KINDRED HEALTHCARE OPERATING, INC.


                                  By:/s/ Richard A. Schweinhart
                                     -------------------------------------------
                                     Richard A. Schweinhart
                                     Senior Vice President
                                      and Chief Financial Officer

                                  For purposes
                                  of Section 7 and as guarantor of Company's obligations under this Agreement

                                  KINDRED HEALTHCARE, INC.


                                  By:/s/ Richard A. Schweinhart
                                     -------------------------------------------
                                     Richard A. Schweinhart
                                     Senior Vice President
                                      and Chief Financial Officer


                                  /s/ Paul J. Diaz
                                  ----------------------------------------------
                                  Paul J. Diaz

                                    Exhibit A

          Employee Acknowledgment and Release. Employee expressly acknowledges
          -----------------------------------
that the payments hereunder include consideration for the settlement, waiver, release and discharge of any and all claims or actions arising from Employee's employment, the terms and conditions of Employee's employment, or Employee's termination of employment with the Company, including claims of employment discrimination, wrongful termination, unemployment compensation or any claim arising under law or equity, express or implied contract, tort, public policy, common law or any federal, state or local statute, ordinance, regulation or constitutional provision.

               (a) The claims released and discharged by Employee include, but are not limited to, claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; The Older Workers Benefit Protection Act ("OWBPA"); the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended; the Americans with Disabilities Act ("ADA"); the Fair Labor Standards Act; the Employee Retirement Income and Security Act of 1974, as amended; the National Labor Relations Act; the Labor Management Relations Act; the Equal Pay Act of 1963; the Pregnancy Discrimination Act of 1978; the Rehabilitation Act of 1973; workers' compensation laws; Kentucky Wage and Hours Laws, claims before the Kentucky Commission for Human Rights and Kentucky Revised Statutes sections 341 et seq.

               (b) Employee recognizes that by signing this Agreement, he may be giving up some claim, demand or cause of action which he now has or may have, but which is unknown to him.

               (c) Employee agrees not to file any charges, complaints, lawsuits or other claims against the Company that relate in any manner to the Employee's employment or the resignation or termination of Employee's employment with the Company.

               (d) Employee expressly waives any present or future claims against the Company for alleged race, color, religious, sex, national origin, age or disability discrimination or harassment under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Equal Pay Act of 1963; the Americans with Disabilities Act; the Family Medical Leave Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Rehabilitation Act of 1973; or any other federal or state law protecting against such discrimination or harassment.

               (e) Employee acknowledges that the Company has not and does not admit that it engaged in any discrimination, wrong doing or violation of law on the Company's part concerning Employee. Employee and the Company agree that by entering into this Agreement no discrimination, wrong doing, or violation of law has been acknowledged by the Company or assumed by Employee. Employee and the Company further acknowledge that this Agreement is not an admission of liability.

          Confidentiality. Employee and the Company agree to keep the contents
          ---------------
and terms of this Agreement confidential and not to voluntarily disclose the terms or amount of settlement to third parties. The only exception is that Employee may reveal the terms of this Agreement to his spouse, attorney, tax preparer or as otherwise required by law. The Company may reveal the terms of this Agreement to its attorneys, accountants, financial advisors, managerial employees, and any disclosure required by law or business necessity. In the event that Employee breaches the confidentiality of this Agreement, Employee understands that the Company shall have the right to pursue all appropriate legal relief, including, but not limited to, attorneys' fees and costs.

          Public Statement. Employee further agrees not to make derogatory or
          ----------------
negative remarks or comments about the Company, its affiliates and their respective directors, officers, shareholders, agents or employees, to any third parties, and not to otherwise defame the Company in any manner. In the event that Employee defames the Company, its affiliates and their respective directors, officers, shareholders, agents or employees, Employee understands that the Company shall have the right to pursue all appropriate legal relief, including but not limited to, attorneys' fees and costs, and reimbursement of all monies paid hereunder. Company agrees not to make derogatory or negative remarks or comments about Employee to any third parties, not to otherwise defame the Employee in any manner. In the event that the Company defames Employee, Company understands that the Employee shall have the right to pursue all appropriate legal relief, including but not limited to, attorneys' fees and costs.

          Confidential Information. At no time shall Employee divulge, furnish,
          ------------------------
or make accessible to anyone any confidential knowledge or information about the Company's businesses or operations (except as required by law or order of court or other governmental agency) or any of the clients, patients, customers or suppliers of the Company or with respect to any other confidential aspect of the businesses of the Company. Employee understands and agrees that any violation of this provision will cause the Company irreparable harm which cannot adequately be compensated by an award of money damages. As a result, Employee agrees that, in addition to any other remedy the Company may have, a violation of this Agreement may be restrained by issuance of an injunction by any court of competent jurisdiction. Employee further agrees to accept service of process by first class or certified United States mail.

          Cooperation. Employee agrees that should the Company request
          -----------
Employee's cooperation in connection with litigation, government investigations or other administrative or legal proceeding, Employee shall cooperate fully with the Company or its designated agents. Employee further agrees to cooperate fully in disclosing to the

Company or its designated agents, any information that Employee obtained during the course and scope of his employment with the Company, and to which other employees of the Company were not privy.

          Disputes. Any dispute or controversy arising under, out of, or in
          --------
connection with this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the City of Louisville, Kentucky, in accordance with the labor arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall pay their costs of the arbitration and all reasonable attorneys' and accountants' fees incurred in connection therewith, including any litigation to enforce any arbitration award.

          Indemnification. Nothing herein shall be construed to terminate or
          ---------------
limit the Company's indemnification obligations under paragraph 19 of Employee's Employment Agreement dated January 28, 2002 or paragraph 10 of Employee's Change-in-Control Severance Agreement dated January 28, 2002.